Exhibit 99.1

NewLake Capital Partners Enters into a Revolving Credit Facility

New Canaan, CT, May 9, 2022 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OTCQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced that it has entered into a five-year revolving credit facility (“Credit Facility”) with a $30 million initial commitment. The Credit Facility contemplates an expansion to $100 million as additional lenders are added. The Credit Facility has a fixed interest rate of 5.65% for the first three years and a floating rate thereafter.

“We are pleased to announce NewLake’s inaugural credit facility,” said Anthony Coniglio, President and Chief Investment Officer. “Access to this additional capital will allow us to continue our disciplined approach to investing in high-quality assets in the growing cannabis industry and the revolving nature of this facility will help us to efficiently manage our capital usage.”

About NewLake Capital Partners, Inc.
NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 28 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis, and has provided one loan collateralized by a cultivation facility structured to convert to a sale-leaseback unless specific provisions are met by July 29, 2022. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements, including statements regarding the timing of settlement and the use of proceeds of the initial public offering, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, changes in the condition of the U.S. economy and, in particular, the U.S. real estate market.

Contact Information:
Anthony Coniglio

President and Chief Investment Officer

NewLake Capital Partners, Inc.
aconiglio@newlake.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

Valter@KCSA.com

PH: (212) 896-1254

Media Contact:
McKenna Miller

KCSA Strategic Communications
MMiller@kcsa.com

PH: (212) 896-1254